Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130685 on Form S-8 of our report dated June 28, 2018 appearing in this Annual Report on Form 11-K of TrueBlue, Inc. 401(k) Plan for the year ended December 31, 2017.

/s/ Clifton Larson Allen LLP
Clifton Larson Allen LLP
Charlotte, North Carolina
June 28, 2018